Investment Advisory Agreement dated December 5, 2012 between the Registrant and Cognios Capital, LLC on behalf of the Cognios Market Neutral Large Cap Fund is incorporated herein by reference to Exhibit 99.(D)(1) to Pre-Effective Amendment No. 2 to Registrant’s Registration Statement on Form N-1A filed on December 19, 2012, accession number: 0001193125-12-508384.

Investment Advisory Agreement dated July 2, 2013 between the Registrant and Evergreen Capital Management, LLC on behalf of the GKE Asian Opportunities Fund is incorporated herein by reference to Exhibit 99.(D)(2) to Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form N-1A filed on July 31, 2013, accession number: 0001193125-13-312067.

Investment Sub-Advisory Agreement dated July 2, 2013 among the Registrant, Evergreen Capital Management, LLC and GaveKal Capital Limited on behalf of the GKE Asian Opportunities Fund is incorporated herein by reference to Exhibit 99.(D)(3) to Post-Effective Amendment No. 4 to Registrant’s Registration Statement on Form N-1A filed on July 31, 2013, accession number: 0001193125-13-312067.